UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 1, 2005

Date of Report (date of earliest event reported)

RASER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

UTAH	0-306567	87-0638510
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

5152 North Edgewood Drive, Suite 375

Provo, Utah 84604

(Address of principal executive offices)

(801) 765-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2005, Raser Technologies, Inc. (the “Company”) filed Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”) with the Utah Secretary of Commerce, Department of Corporations and Commercial Code. The Utah Secretary of Commerce, Department of Corporations and Commercial Code declared the Amended and Restated Articles effective as of July 1, 2005.

The Amended and Restated Articles: (1) provide for a classified board of directors; (2) provide for an increase in the number of authorized shares of common stock of the Company from 100 million to 250 million; (3) provide for an election by the Company in its Articles of Incorporation that the Control Shares Acquisition Act, Section 61-6-1 et seq., of the Utah Code not apply to control share acquisitions of the securities of the Company; and (4) eliminate references to the rights, preferences and privileges of the Company’s Series B convertible preferred stock.

The foregoing descriptions of the Amended and Restated Articles do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Articles, a copy of which is filed as an exhibit hereto and is hereby incorporated herein by reference.

Item 9.01. Exhibits

(a)

Exhibit Number	Exhibit Title
3.3	Amended and Restated Articles of Incorporation of Raser Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

/s/ William Dwyer
William Dwyer
Chief Financial Officer

Dated: July 7, 2005

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
3.3	Amended and Restated Articles of Incorporation of Raser Technologies, Inc.